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                                                                   EXHIBIT 99(c)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners of
GTE Mobilnet of California Limited Partnership

     We have audited the balance sheets of GTE Mobilnet of California Limited Partnership (a California limited partnership) as of December 31, 1994 and 1993 and the related statements of operations, changes in partners' capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GTE Mobilnet of California Limited Partnership as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

     As more fully discussed in Note 3 to the financial statements, an uncertainty exists with respect to a lawsuit filed against the Partnership. The outcome of this litigation cannot be determined at this time. Accordingly, no provision for any liability that may result upon adjudication has been made in the financial statements.

/s/  Arthur Andersen LLP
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Arthur Andersen LLP

Atlanta, Georgia
February 13, 1995

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